NL INDUSTRIES, INC.                Contact:  Gregory M. Swalwell
Three Lincoln Centre                         Vice President, Finance and Chief
5430 LBJ Freeway, Suite 1700                      Financial Officer
Dallas, Texas   75240-2697                   (972) 233-1700
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PRESS RELEASE                                                   [LOGO GOES HERE]
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FOR IMMEDIATE RELEASE



            NL INDUSTRIES, INC. ANNOUNCES CASH QUARTERLY DIVIDEND AND
                 ANNOUNCES RESULTS OF ANNUAL SHAREHOLDER MEETING

     DALLAS, TEXAS - May 24, 2006 - NL Industries, Inc. (NYSE: NL) announced today that its board of directors has declared a regular quarterly dividend of twelve and one-half cents per share on its common stock to be paid in cash. The dividend is payable on June 28, 2006 to shareholders of record at the close of business on June 9, 2006.

     NL also announced that its shareholders had re-elected each of its six directors for terms of one year at the annual shareholder meeting held today. NL's directors are: Cecil H. Moore, Jr., Glenn R. Simmons, Harold C. Simmons, Thomas P. Stafford, Steven L. Watson and Terry N. Worrell.

     NL Industries, Inc. is engaged in the component products (precision ball bearing slides, security products and ergonomic computer support systems), titanium dioxide pigments and other businesses.

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